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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                      ELSAG BAILEY PROCESS AUTOMATION N.V.
             (Exact Name of Registrant as Specified in Its Charter)


The Netherlands                                                Not Applicable
(State or Other Jurisdiction of                                 (IRS Employer
Incorporation or Organization)                            Identification No.)

Schiphol Boulevard 157,
1118 BG Luchthaven Schiphol
The Netherlands                                                Not Applicable
(Address of Principal Executive Offices)                           (Zip Code)


                      ELSAG BAILEY PROCESS AUTOMATION N.V.
                      1993 LONG-TERM STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                              Mark V. Santo, Esq.
                    Group Vice President and General Counsel
                      Elsag Bailey Process Automation N.V.
                             c/o Elsag Bailey, Inc.
                              29801 Euclid Avenue
                           Wickliffe, Ohio 44092-1898
                    (Name and Address of Agent for Service)

                                  440-585-8500
         (Telephone Number, Including Area Code, of Agent for Service)

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                     REMOVAL OF SHARES FROM REGISTRATION

Elsag Bailey Process Automation N.V., a corporation organized under the laws of The Netherlands with its statutory seat in Amsterdam (the "Company") hereby amends this Registration Statement on Form S-8, File No. 333-8418 (the "Registration Statement"), filed in connection with the Elsag Bailey Process Automation N.V. 1993 Long-Term Stock Incentive Plan (the "Plan") to withdraw from registration all the shares of common stock, par value NLG1.00 per share, of the Company registered under the Registration Statement with respect to which options have not been granted or have been granted but not exercised under the Plan.



                                  Page 2 of 4

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                                   SIGNATURES


                  Pursuant to the requirements of Rule 478 under the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Genova, Italy on this 25 day of January 1999.

Elsag Bailey Process Automation N.V.



By: /s/ Vincenzo Cannatelli                               January  25, 1999
     -------------------------------------------
     Name:    Vincenzo Cannatelli
     Title:   Managing Director and Chief Executive Officer



                                  Page 3 of 4


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons, in the capacities indicated and on the dates indicated.

                                                              January       , 1999
-----------------------------------------------------                 ------
Vincenzo Cannatelli, Managing Director and
Chief Executive Officer (Principal Executive Officer)


                                                              January       , 1999
-----------------------------------------------------                 ------
Carlo Ferro, Vice President, Planning and Control
(Principal Financial and Accounting Officer)


                                                              January       , 1999
-----------------------------------------------------                 ------
Nils Leffler, Member of Supervisory Board


                                                              January       , 1999
-----------------------------------------------------                 ------
Alfred Storck, Member of Supervisory Board


                                                              January       , 1999
-----------------------------------------------------                 ------
Brian Norman van Reijn, Member of Supervisory Board


                                                              January       , 1999
-----------------------------------------------------                 ------
Juho Lipsanen, Member of Supervisory Board



Authorized Representative in the U.S.: Elsag Bailey, Inc.


By:                                                           January       , 1999
    -------------------------------------------------                 ------
         Name:    Mark V. Santo
         Title:   Group Vice President
                  and General Counsel



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